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                                                                     Exhibit 2.2


                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is made and entered into as of September 30, 2000, by and among (i) DICK BROADCASTING COMPANY, INC. OF TENNESSEE, a Tennessee corporation ("DBC of Tennessee"); (ii) DICK BROADCASTING COMPANY, INC. OF ALABAMA, a Tennessee corporation ("DBC of Alabama"); (iii) DFT REALTY, a Tennessee general partnership ("Knoxville R/P Holder"); (iv) DFT REALTY II, LLC, a Tennessee limited liability company ("Alabama R/P Holder"); (v) JAMES ALLEN DICK, SR., JAMES ALLEN DICK, JR., CHARLES ARTHUR DICK, EMILY DICK McALISTER and JEANNETTE DICK HUNDLEY (collectively, "Stockholders"); and (vi) CITADEL BROADCASTING COMPANY, a Nevada corporation ("Citadel").

                                    RECITALS:

         WHEREAS, DBC of Tennessee, DBC of Alabama, Dick Broadcasting Company, Inc. of Nashville ("DBC of Nashville"), Dick Radio Alabama, Inc. ("DR Alabama"), Knoxville R/P Holder, Alabama R/P Holder, Stockholders and Citadel are parties to that certain Asset Purchase Agreement made effective as of April 30, 2000 pursuant to which Citadel agreed to acquire from Sellers, and Sellers agreed to sell to Citadel, radio stations serving the Knoxville, Tennessee, Nashville, Tennessee and Birmingham, Alabama markets (the "Purchase Agreement"); and

         WHEREAS, DBC of Nashville and DR Alabama have each been merged with and into DBC of Tennessee, with DBC of Tennessee surviving such mergers; and

         WHEREAS, the parties hereto desire to amend the Purchase Agreement with respect to Sellers' obligation to construct and relocate the WGFX tower site.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. Reduction of Purchase Price. In consideration of the modification of Sellers' obligation with respect to the WGFX tower site (as provided in paragraph 4 below), the Purchase Price shall be reduced by $1,200,000. In consideration of DBC of Tennessee and Citadel entering into a separate agreement on the date hereof relating to radio station WOKI-FM, the Purchase Price shall be reduced by $10,000,000. In consideration of the engineering items contemplated by Section 7 hereof, the Purchase Price shall be reduced by $180,000. As a result, the Purchase Price payable pursuant to Section 3.1 of the Purchase Agreement shall be $288,620,000, subject to the adjustments provided therein.

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         3. Conveyance of Lea Street Property.

                  (a) In consideration of the modification of Sellers' obligation with respect to the WGFX tower site (as provided in paragraph 4 below), the real property located on the north side of Lea Avenue, Nashville, Tennessee (the "Lea Property") shall be included in the definitions of Real Property and Purchased Assets under the Purchase Agreement, and shall be conveyed to Citadel at Closing. As a result, the Lea Property shall be deemed deleted from Schedule 2.2(f) and shall be deemed added to Section 2.1(b) of the Asset Schedule. The legal description of the Lea Property is attached as Annex A hereto.

                  (b) As soon as reasonably practicable following the Closing Date, Sellers shall, at their sole cost and expense (including the cost of an updated survey), take all actions necessary to commence and complete a quiet title action with respect to the approximately five-foot strip of land known as Tract 3 which runs between the studio parcel known as tax parcel No. 44, Tract 2, and the vacant lot known as tax parcel No. 42, Tract 1, as shown on the survey dated September 15, 2000 by Barge, Waggoner, Sumner & Cannon, Inc. The purpose of this quiet title action is to vest title of record into Citadel and to obtain a contiguity endorsement from Chicago Title Insurance Company.

         4. WGFX Tower Site. Sellers shall have no obligation pursuant to
Section 10.17 of the Purchase Agreement with respect to the construction and relocation of the WGFX tower site on the Lickton Property.

         5. Vehicle Titles. As soon as reasonably practicable (but in no event later than 60 days after the Closing Date), Sellers shall take all action necessary, at Sellers' sole cost and expense, to (i) have replacement vehicle titles issued by the Alabama Department of Revenue (Motor Vehicle Division) for Sellers' 1990 Chevrolet III Cub and 1990 Mazda Pickup and (ii) endorse such titles to Citadel to effect the transfer of such vehicles to Citadel.

         6. Additional Assigned Contracts. Notwithstanding anything in the Purchase Agreement to the contrary, the parties hereto agree that the following agreements shall constitute Assigned Contracts:

                  (a) Incentive Tour Agreement between Independent Travel
                      Associates and Dick Broadcasting Company (Southern Caribbean Cruise).

                  (b) Incentive Tour Agreement between Independent Travel
                      Associates and Dick Broadcasting Company (Portugal trip).

                  (c) Amendment #1 to Radio Broadcast Rights Agreement effective as of August 1, 2000 between Tennessee Football, L.P., DBC of Tennessee and Capitol Radio Networks, Inc.

                  (d) Commercial Lease made as May 1, 2000 between Dick
                      Broadcasting/Capitol Sports and Cumberland Stadium, L.P.

                  (e) Cumberland Suite Limited License Agreement effective as of
                      August 1, 2000 between Dream Suites L.P. and DBC of Tennessee.


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         7. Engineering Items. In consideration of the reduction to the Purchase
Price set forth in the third sentence of Section 2 hereof, as well as certain remedial actions previously taken by Sellers, the parties hereto agree that Citadel shall not be entitled to assert any claim against Sellers or Stockholders with respect to the 57 items set forth in the chart attached as Annex B hereto, except to the extent any such claim relates to a breach of Sellers' representations and warranties made in Section 4.16 of the Purchase Agreement.

         8. No Other Amendment. All other provisions of the Purchase Agreement not specifically referenced in this Amendment shall remain in full force and effect.

         9. Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the entire agreement among the parties with respect to the subject matter thereof and together supersede all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter thereof.

         10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

         11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.


                    [Signatures appear on the following page]


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.


                            DICK BROADCASTING COMPANY, INC.
                              OF TENNESSEE


                            By: /s/ James Allen Dick, Jr.
                               ---------------------------------

                            Its: President
                                --------------------------------


                            DICK BROADCASTING COMPANY, INC.
                              OF ALABAMA


                            By: /s/ James Allen Dick, Jr.
                               ---------------------------------

                            Its: President
                               ---------------------------------


                            DFT REALTY


                            By: /s/ David Henderlight
                               ---------------------------------

                            Its: Chief Manager
                                --------------------------------


                            DFT REALTY II, LLC


                            By: /s/ David Henderlight
                               ---------------------------------

                            Its: Chief Manager
                                --------------------------------


                            STOCKHOLDERS:


                            /s/ James Allen Dick, Sr.
                            ------------------------------------
                            James Allen Dick, Sr.


                            /s/ James Allen Dick, Jr.
                            ------------------------------------
                            James Allen Dick, Jr.


                     [Signatures continued on the next page]


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                  [Signatures continued from the previous page]



                            /s/ Charles Arthur Dick
                            ------------------------------------
                            Charles Arthur Dick


                            /s/ Emily Dick McAlister
                            ------------------------------------
                            Emily Dick McAlister


                            /s/ Jeannette Dick Hundley
                            ------------------------------------
                            Jeannette Dick Hundley


                            CITADEL BROADCASTING COMPANY


                            By: /s/ Lawrence R. Wilson
                               ---------------------------------

                            Its: Chairman
                                --------------------------------


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                                INDEX OF ANNEXES

Annex A  -  Legal Description of Lea Property
Annex B  -  Engineering Items

[Pursuant to Regulation S-K, Item 601(b)(2), Registrant agrees to furnish supplementally a copy of these annexes to the Securities and Exchange Commission upon request.]